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Exhibit 5.4

November 1, 2017

Ingersoll-Rand Luxembourg Finance S.A.

c/o Ingersoll-Rand plc

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

Re:	Ingersoll-Rand Luxembourg Finance S.A.
Ingersoll-Rand Public Limited Company
Ingersoll-Rand Lux International Holding Company S.à.r.l.
Ingersoll-Rand Irish Holdings Unlimited Company
Ingersoll-Rand Company
Ingersoll-Rand Global Holding Company Limited
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New Jersey counsel to Ingersoll-Rand Company, a New Jersey corporation (the “Co-Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by Ingersoll-Rand Luxembourg Finance S.A., a Luxembourg public company limited by shares (société anonyme) (“IR Lux”), Ingersoll-Rand Public Limited Company, an Ireland public limited company (“IR plc”), Ingersoll-Rand Lux International Holding Company S.à.r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“Lux International”), Ingersoll-Rand Irish Holdings Unlimited Company, an Ireland private unlimited company (“Irish Holdings”), Ingersoll-Rand Global Holding Company Limited, a Delaware corporation (“IR Global”) and the Co-Guarantor (collectively with IR Lux, IR plc, Lux International, Irish Holdings and IR Global, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”). The Registration Statement relates to, among other things, the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable), of debt securities (the “Debt Securities”) to be issued by IR Lux, IR Global, Lux International and/or IR plc (each an “Issuer”) and the guarantees (the “Guarantees”) of the Guarantors with respect to the same. The Debt Securities and the Guarantees are to be issued under an Indenture (the “Base Indenture”) to be entered into by and among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”). A form of the Base Indenture is filed as an exhibit to the Registration Statement. The Guarantees will be issued pursuant to one or more notations of guarantee (each, a “Notation of Guarantee”) in the form set forth in the Indenture. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Ingersoll-Rand Luxembourg Finance S.A., and others

November 1, 2017

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Restated Certificate of Incorporation of the Co-Guarantor;

(iii)	the By-laws of the Co-Guarantor, as currently in effect;

(iv)	the Indenture, and the form of Debt Securities and Guarantees included therein, collectively incorporated by reference as an exhibit to the Registration Statement; and

(v)	certain resolutions adopted by the Board of Directors of the Co-Guarantor (the “Board of Directors”) on October 25, 2017 relating to, among other things, the Guarantees.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Co-Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Co-Guarantor, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Co-Guarantor and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Co-Guarantor, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties including the Co-Guarantor, the validity and binding effect on such parties. We have assumed that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Debt Securities and Guarantees will have been established so as not to, and that the execution and delivery by the Co-Guarantor of, and the performance of its obligations under, the

Ingersoll-Rand Luxembourg Finance S.A., and others

November 1, 2017

Indenture and the Guarantees will not, violate, conflict with or constitute a default under (i) any law, rule or regulation to which the Co-Guarantor is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Opined on Law (as defined below)), (ii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law) or (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law).

Our opinions set forth below are limited to the New Jersey Business Corporation Act (the “NJBCA”) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under the NJBCA (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Further, we have assumed that the Indenture has been and continues to be qualified under the Trust Indenture Act of 1939, as amended. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinions set forth below, we have assumed that (i) IR Lux and Lux International have been duly organized and are validly existing under the laws of Luxembourg, IR plc and Irish Holdings have been duly organized and are validly existing under the laws of Ireland and IR Global has been duly incorporated and is validly existing under the laws of Delaware, (ii) each Issuer and each Guarantor (other than the Co-Guarantor) has duly authorized, executed and delivered the Indenture, in each case in accordance with its respective organizational documents and the laws of Luxembourg, in the case of IR Lux and Lux International, the laws of Ireland, in the case of IR plc and Irish Holdings, and the laws of Delaware, in the case of IR Global, (iii) the execution, delivery and performance by each Issuer and each Guarantor of the Indenture does not and will not violate the laws of Luxembourg, in the case of IR Lux and Lux International, the laws of Ireland, in the case of IR plc and Irish Holdings, the laws of Delaware, in the case of IR Global, or the laws of any other jurisdiction (except that no such assumption is made with respect to the laws of the State of New Jersey), and (iv) the execution, delivery and performance by each Issuer and each Guarantor (other than the Co-Guarantor) of the Indenture does not and will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument which is binding upon such Issuer or such Guarantor or its respective organizational documents.

We have assumed without independent investigation that:

Ingersoll-Rand Luxembourg Finance S.A., and others

November 1, 2017

(i) at the time any Debt Securities and Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and Guarantees offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Issuer and each Guarantor to duly authorize each proposed issuance of Debt Securities and Guarantees and any related documentation and the execution (in the case of certificated Debt Securities), delivery and performance of the Debt Securities and Guarantees and any related documentation referred to in paragraphs 1 through 3 below) shall have been duly completed and shall remain in full force and effect; and

(v) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or other action of the Issuer and each Guarantor and duly executed and delivered by the Issuer and each Guarantor and the other parties thereto.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	When (i) a Notation of Guarantee has been duly executed and delivered by the Co-Guarantor, (ii) the terms of the Guarantees have been established in accordance with the Notation of Guarantee, and (iii) the Notation of Guarantee has been duly executed and delivered, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Guarantees will be legal, valid and binding obligations of the Co-Guarantor, enforceable against the Co-Guarantor in accordance with their respective terms.

2.	The Co-Guarantor is validly existing as a corporation in good standing under the laws of the State of New Jersey. Subject to the assumptions and qualifications set forth in paragraph 1 of this opinion, the Co-Guarantor will have the corporate power and authority to enter into and perform its obligations under the Guarantee.

Ingersoll-Rand Luxembourg Finance S.A., and others

November 1, 2017

3.	The Co-Guarantor has duly authorized the Indenture.

You have informed us that you intend to issue Debt Securities and Guarantees from time to time on a delayed or continuous basis, and we understand that prior to issuing any Debt Securities and Guarantees pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Debt Securities and Guarantees are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ McCarter & English, LLP
McCARTER & ENGLISH, LLP